Exhibit 4.2

FIRST BUSEY CORPORATION,

Company

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF MAY 25, 2017

TO

INDENTURE

DATED AS OF MAY 25, 2017

Relating To

3.75% Senior Notes due 2022

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FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of May 25, 2017 (this “First Supplemental Indenture”), to the Base Indenture (defined below) between First Busey Corporation, a Nevada corporation (the “Company”), and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has executed and delivered to the Trustee the Indenture, dated as of May 25, 2017 (the “Base Indenture”, and, as supplemented by this First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its debt securities;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Senior Securities to be known as its 3.75% Senior Notes due 2022 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects.

W I T N E S S E T H:

NOW, THEREFORE, in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.  References in this First Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this First Supplemental Indenture unless otherwise specified.  For purposes of this First Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Base Indenture” has the meaning provided in the recitals.

“Busey Bank” means Busey Bank, an Illinois state-chartered bank which is a Wholly Owned Subsidiary of the Company.

“Company” has the meaning provided in the preamble.

“Depository” has the meaning provided in Section 2.03(b).

“First Supplemental Indenture” has the meaning provided in the preamble.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 2.04(b).

“Maturity Date” has the meaning provided in Section 2.02.

“Notes” has the meaning provided in the recitals.

“Paying Agent” has the meaning provided in Section 2.03(d).

“Subordinated Notes” means the Company’s Fixed-to-Floating Rate Subordinated Notes due May 25, 2027.

“Trustee” has the meaning provided in the preamble until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

2.01                        Designation and Principal Amount.

(a)                                 The Notes are hereby authorized and are designated the “3.75% Senior Notes due 2022,” unlimited in aggregate principal amount.  The Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an aggregate principal amount of $40,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Article 2 of the Base Indenture.

(b)                                 The Company may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Senior Securities equal in rank to and having the same terms and conditions in all respects as the Notes issued on the date hereof (except for issue date, the offering price, the interest commencement date and the first interest payment date), provided that such additional Senior Securities either shall be fungible with the original Notes for federal income tax purposes or shall be issued under a different CUSIP number. Any such additional Senior Securities will be consolidated and form a single series with the Notes.

2.02                        Maturity.  The principal amount of the Notes shall be payable on May 25, 2022 (the “Maturity Date”).

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2.03                        Form and Payment.

(a)                                 The Notes shall be issued only in fully registered book-entry form, without coupons, evidenced by global notes substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof.  The terms and provisions contained in the Notes shall constitute, and expressly are made a part of this First Supplemental Indenture.  The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

(b)                                 Payments of principal and interest on the global notes representing the Notes shall be made to the Paying Agent (as defined below) which in turn shall make payment to The Depository Trust Company as the depository with respect to the Notes (the “Depository”) or its nominee.

(c)                                  The global notes representing the Notes shall be delivered to the Trustee as Custodian for the Depository and shall be registered, at the request of the Depository, in the name of Cede & Co.

(d)                                 U.S. Bank National Association shall act as paying agent for the Notes (the “Paying Agent”).  The Company may appoint and change the Paying Agent without prior notice to the Holders.

2.04                        Interest.

(a)                                 Interest payable on any Interest Payment Date or the Maturity Date with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of May 25, 2017, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date or Maturity Date as the case may be.

(b)                                 The Notes will bear interest at a fixed rate of 3.75% per annum from and including May 25, 2017 to but excluding the Maturity Date.  Interest accrued on the Notes will be payable semi-annually in arrears on May 25 and November 25 of each year, commencing on November 25, 2017 (each such date an “Interest Payment Date”).  The interest payable will be paid to each holder in whose name a Note is registered at the close of business (whether or not a Business Day) on the May 10 or November 10 immediately preceding the applicable Interest Payment Date, provided that interest payable on the Maturity Date shall be payable to the person to whom the principal hereof is payable.

(c)                                  If any Interest Payment Date, including the Maturity Date, falls on a day that is not a Business Day, the related payment will be made on the next succeeding Business Day with the same force and effect as if made on the day such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding May 25, 2022.

2.05                        Ranking.  The Notes shall be unsecured Senior Indebtedness of the Company and shall rank equally in right of payment with any of the Company’s existing or future Senior Indebtedness that is not secured, junior in right of payment to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and senior in right of payment to all of the Company’s existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the Notes, including the Subordinated Notes. The Notes will be structurally subordinated to all existing and future indebtedness, and all other liabilities and preferred equity (if any) of the Company’s subsidiaries (including, in the case of Busey Bank, deposits).

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2.06                        Notes Not Convertible or Exchangeable.  The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except that the Notes shall be exchangeable for other Notes to the extent provided for in the Base Indenture.

2.07                        No Sinking Fund.  No sinking fund shall be provided with respect to the Notes.

ARTICLE 3

EVENTS OF DEFAULT

3.01                        Events of Default.  Article 5 of the Base Indenture shall apply to the Notes.

ARTICLE 4

REDEMPTION OF THE NOTES

4.01                        No Optional Redemption.  The Notes are not subject to optional redemption by the Company.

ARTICLE 5

MISCELLANEOUS

5.01                        Ratification of Base Indenture.  The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

5.02                        Trust Indenture Act Controls.  If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the Trust Indenture Act of 1939, the imposed duties shall control.

5.03                        Conflict with Base Indenture.  To the extent not expressly amended or modified by this First Supplemental Indenture, the Base Indenture shall remain in full force and effect.  If any provision of this First Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this First Supplemental Indenture shall control.

5.04                        Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

5.05                        Successors.  All agreements of the Company in the Base Indenture, this First Supplemental Indenture and the Notes shall bind its successors.  All agreements of the Trustee in the Base Indenture and this First Supplemental Indenture shall bind its successors.

5.06                        Counterparts.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this

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First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture and signature pages for all purposes.

5.07                        Trustee Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this First Supplemental Indenture or the Notes, shall not be accountable for the Company’s use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of this Indenture, and shall not be responsible for any statement of the Company in this First Supplemental Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

FIRST BUSEY CORPORATION

By:	/s/ Van A. Dukeman
Name:	Van A. Dukeman
Title:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda E. Garcia
Name:	Linda E. Garcia
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY AS EVIDENCED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR ANY OF THE COMPANY’S SUBSIDIARIES AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FIRST BUSEY CORPORATION

3.75% Senior Note Due 2022

No. R-1	CUSIP No.: 319383 AB1

$40,000,000

FIRST BUSEY CORPORATION, a Nevada corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of FORTY MILLION DOLLARS ($40,000,000) (or such other amount as set forth in the Schedule of Exchanges of Interests in the global Note attached hereto) (the “Principal”) on May 25, 2022 (the “Maturity Date”).

Interest Payment Dates:  May 25 and November 25 of each year, commencing November 25, 2017 to but excluding May 25, 2022 at a fixed rate equal to 3.75% per year (the “Interest Payment Dates”).

Interest Record Dates:  May 10 and November 10 of each year (whether or not a Business Day) provided that interest payable on the Maturity Date shall be payable to the person to whom the Principal hereof is payable (the “Record Dates”).

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

FIRST BUSEY CORPORATION

By:
Name:
Title:

Signature Page to global Note

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein and referred to in the within-mentioned Indenture.

Dated: May 25, 2017	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Signature Page to global Note

FIRST BUSEY CORPORATION

3.75% Senior Note Due 2022

1.                                      Interest.  First Busey Corporation, a Nevada corporation (the “Company”), promises to pay interest on the Principal amount of this Note on each Interest Payment Date, with interest accruing from and including May 25, 2017, to but excluding May 25, 2022 (the “Maturity Date”), at a fixed rate of 3.75% per year.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.                                      Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date.  Holders must surrender Notes to the Trustee to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  Payment of principal of and any such interest on this Note will be made at the Corporate Trust Office of the Trustee or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company, payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note register, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all global Notes; provided, further, that the Company will pay all principal and interest on any global Notes registered in the name of DTC or its nominee in immediately available funds to DTC or such nominee, as the case may be, as the registered holder of such global Notes.

3.                                      Paying Agent.  Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent.  The Company may change any Paying Agent without notice to the Holders.

4.                                      Indenture.  The Company and the Trustee entered into an Indenture, dated as of May 25, 2017 (the “Base Indenture”) and a First Supplemental Indenture, dated as of May 25, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), setting forth certain terms of the Notes pursuant to Article 2 of the Base Indenture.  Terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Base Indenture and those made part of the Base Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Base Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Base Indenture and the TIA for a statement of them.  To the extent the terms of the Indenture and this Note are inconsistent, the terms of this Note shall govern.

5.                                      No Optional Redemption.  The Notes are not subject to optional redemption by the Company.

6.                                      Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder shall register the transfer of or exchange Notes in accordance with the Indenture.  The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

7.                                      Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

8.                                      Unclaimed Funds.  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

9.                                      Legal Defeasance and Covenant Defeasance.  As provided in the Indenture, the Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

10.                               Amendment; Supplement; Waiver.  Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing default or Event of Default or compliance with certain provisions of the Indenture with respect to a series may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes of such series then outstanding, except a default in the payment of principal or interest on the Notes.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

11.                               Defaults and Remedies.  If an Event of Default occurs and is continuing, the principal amount of the Notes, together with accrued interest to the date of declaration, may be declared to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received security or indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of not less than 25% of the aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.

12.                               No Sinking Fund.  There is no sinking fund provided for the Notes.

13.                               Trustee Dealings with Company.  Subject to certain limitations imposed by the TIA and the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not the Trustee.

14.                               No Recourse Against Others.  No stockholder, director, officer, employee, member or incorporator, as such, of the Company, or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

15.                               Authentication.  This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

16.                               Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                               CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

18.                               Registered Owner.                                        The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

19.                               Governing Law.  The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Signed exactly as name appears on the other side of this Note)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this global Note for an interest in another global Note or for a definitive note, or increases or decreases to this global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this global Note	Amount of Increase in Principal Amount at Maturity of this global Note	Principal Amount at Maturity of this global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or DTC Custodian